CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement No. 333-2476 (Pre-Effective Amendment No. 1 to Form S-3A) and related Prospectus of Celerity Solutions, Inc. (formerly Capitol Multimedia, Inc.) for the registration of shares of its common stock and to the incorporation by reference therein of our report dated May 14, 1998 with respect to the financial statements of Celerity Solutions, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1998 filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
July 16, 1998